FOR FURTHER INFORMATION:
AT THE COMPANY: AT FINANCIAL RELATIONS BOARD:

Richard G. Smith Chief Financial Officer (773) 380-6587	Leslie Loyet Analyst Inquiries (312) 640-6672

FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 22, 2007

DEERFIELD TRIARC CAPITAL CORP. PROVIDES UPDATE
ON ACQUISITION OF DEERFIELD & COMPANY

CHICAGO, October 22, 2007 — Deerfield Triarc Capital Corp. (NYSE: DFR or “DFR”) announced today that it is continuing to explore with Triarc Companies, Inc. (NYSE: TRY, TRY.B or “Triarc”) revised terms and conditions of its previously announced acquisition of Deerfield & Company LLC (“Deerfield”), a Chicago-based fixed income asset manager. Triarc owns a controlling interest in Deerfield, a wholly owned subsidiary of which is DFR’s external manager. The parties mutually terminated their April 19, 2007 agreement on October 19, 2007.

On August 16, 2007, DFR announced that it had not yet been able to complete on acceptable terms the financing necessary for DFR to consummate the acquisition by DFR of Deerfield, due to instability in the credit markets. DFR’s obligation to complete the acquisition was subject to the receipt by DFR of financing for the cash portion of the purchase price and related transaction costs. Under the existing agreement, each party had the right to terminate the agreement beginning October 19, 2007.

There can be no assurance that DFR and Triarc will reach agreement on revised terms and conditions for the acquisition of Deerfield. Even if reached, such terms and conditions would likely differ materially from those set forth in the terminated agreement. DFR’s Special Committee of its Board of Directors has not considered or approved any revised terms or conditions.

ABOUT DFR

DFR is a diversified financial company formed in 2004 to invest in real estate-related securities and various other asset classes. DFR has elected and intends to continue to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

NOTES TO PRESS RELEASE

The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of DFR and statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements related to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act.

These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors.

Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act.

Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein.

Such factors include the recent dislocations in the sub-prime mortgage sector and weakness in the broader mortgage market, and their potential effect on our ability to obtain financing, our financing costs, the marketability and value of our portfolio securities, our book value, our compliance with REIT qualification requirements, and other aspects of our business; higher than expected prepayment rates on the mortgages underlying our mortgage securities holdings; our inability to obtain favorable interest rates or margin terms on the financing that we need to leverage our mortgage securities and other positions; increased rates of default on our loan portfolio (which risk rises as the portfolio seasons), and decreased recovery rates on defaulted loans; and flattening or inversion of the yield curve (short term rates increasing at greater rate than longer term rates), reducing our net interest income on our financed mortgage securities positions. Such factors also include our inability adequately to hedge our holdings sensitive to changes in interest rates; narrowing of credit spreads, thus decreasing our net interest income on future credit investments (such as bank loans); changes in REIT qualification requirements, making it difficult for us to conduct our investment strategy; lack of availability of qualifying real estate-related investments; and disruption in the services we receive from our Manager, such as loss of key portfolio management personnel.

Such factors further include our inability to continue to issue collateralized debt obligation vehicles (which can provide us with attractive financing for our debt securities investments); adverse changes in accounting principles, tax law, or legal/regulatory requirements; competition with other REITs for investments with limited supply; changes in the general economy or the debt markets in which we invest; the various risks relating to the Deerfield transaction, including our failure to complete the Deerfield transaction, the dilution of our common stock, the indebtedness we will incur to complete the transaction, the ongoing risks of Deerfield’s business (such as the decline in advisory fee revenue due to weak investment performance or withdrawal of client assets under management) and Deerfield’s revenue being subject to income tax and other risks and uncertainties disclosed from time to time in our filings with the SEC, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.

We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

For more information, please go to the company website, at www.deerfieldtriarc.com